Exhibit 99.1

1275 W. Washington St. Tempe, AZ 85281 (602) 286-5520 www.orthologic.com Nasdaq: OLGC
FOR FURTHER INFORMATION:

OrthoLogic Corp.	Stern Investor Relations, Inc.
Les Taeger	Melanie Friedman
Chief Financial Officer	(212) 362-1200
(602) 286-5414
OrthoLogic Reports Fourth Quarter and Full-Year 2005 Results
-Company Sharpens Focus on Lead Development Programs with
Top-line Phase 3 Results Expected by April 30, 2006-
Tempe, Ariz., Tuesday, January 31, 2006 — OrthoLogic Corp. (Nasdaq: OLGC) today announced financial results for the fourth quarter and full-year ended December 31, 2005.
OrthoLogic reported a net loss of $7.5 million, or $0.20 per share, for the fourth quarter of 2005, compared to a net loss of $5.0 million, or $0.13 per share in the fourth quarter of 2004. For the year ended December 31, 2005, the Company reported a net loss of $27.2 million, or $0.72 per share, compared to a net loss of $41.8 million, or $1.16 per share in 2004. Fourth quarter operating expenses totaled $8.5 million, compared to operating expenses of $5.8 million in the fourth quarter of 2004. For the year, operating expenses decreased to $30.1 million, from $45.9 million in 2004. Fiscal year 2004 expenses from continuing operations included $25.8 million of in-process research and development costs related to the asset acquisition of Chrysalis Biotechnology, Inc. (CBI) on August 5, 2004. Additionally, the activities related to the CBI operations have been included in the operating results of the Company subsequent to the acquisition date.
At December 31, 2005, OrthoLogic had cash, cash equivalents, and investments of $83.6 million.
“2005 was a transforming year for OrthoLogic, as we made significant clinical progress and sharpened our clinical focus on our fracture repair and diabetic foot ulcer programs,” stated James M. Pusey, M.D., president and chief executive officer of OrthoLogic. “In 2006 we look forward to directing our efforts to advancing Chrysalin in these indications, starting with data collection and announcement of top-line results for the Phase 3 wrist fracture repair study. We also plan to explore collaborative opportunities to expand our resources and our product portfolio.”
2006 Guidance and Financial Expectations
OrthoLogic expects net loss of $37 million and cash burn of $35 million during 2006.
The Company is accelerating the timing for the announcement of top-line Phase 3 results of Chrysalin in distal radius fracture repair, now expected to occur by April 30, 2006, revised from earlier guidance of the first half of the year. The Company also plans to announce the following:
•	Completion of enrollment in the Phase 2b study of Chrysalin in distal radius fracture repair by the end of 2006;

OrthoLogic Corp.
Press Release — OrthoLogic Reports Fourth Quarter and Full-Year 2005 Financial Results

•	Initiation of a Phase 2b study of Chrysalin in diabetic foot ulcers in the second half of 2006.
Recent Highlights
Clinical & Development Update: Enrollment is complete in the Company’s Phase 3 trial in patients with unstable and/or displaced distal radius fractures with data collection ongoing and top-line results expected by April 30, 2006. Enrollment is continuing in the Company’s Phase 2b dosing trial in the same indication. The Company’s diabetic ulcer healing program is progressing toward Phase 2b with engineering studies for gel formulation manufacturing underway. During the fourth quarter, the Company closed its formulation and R&D facility in Galveston, Texas. Chemistry Manufacturing and Controls (CMC) has been relocated to the Company’s headquarters in Tempe, Arizona.
Business Update: Earlier this month, OrthoLogic announced the appointment of Les Taeger as Chief Financial Officer. He joined OrthoLogic from CardioTech International, and its predecessor Gish Biomedical, where he was Chief Financial Officer for the last five years. Mr. Taeger has over fifteen years of experience as Chief Financial Officer and has a wide range of financial experience, including in mergers and acquisitions, financing, SEC reporting and compliance and Sarbanes-Oxley Act provisions. Prior to that position, he served in roles that included substantial audit and general financial management responsibilities. He has been a CPA for over twenty-two years.
In the fourth quarter, OrthoLogic appointed Dana B. Shinbaum to the position of Vice President of Business Development. In his new position, Mr. Shinbaum is responsible for identifying, evaluating and negotiating potential in-licensing opportunities, marketing and development partners and other possible collaborations for the company.
“In the last few months, OrthoLogic focused on expanding the capabilities of its management, which included the hiring of two key members of the management team,” stated Dr. Pusey. “We believe that these two appointments are integral to our transition into a leading development-stage biopharmaceutical company.”
Conference Call Information
As previously announced, management will host a conference call and webcast today at 4:30 p.m. EST (2:30 p.m. MST). To access the call, participants may dial 800-967-7135 (domestic) or 719-457-2626 (international) and provide the access code 4996641.
A replay of the call will be available beginning January 31, 2006, at 7:30 p.m. EST until March 2, 2006, at 12:59 a.m. EST. To access the replay, please dial 888-203-1112 (domestic) or 719-457-0820 (international) and provide the access code 4996641.
Additionally, the conference call will be webcast on the Investor Relations section of the company’s website, www.orthologic.com.
About Chrysalin®

OrthoLogic Corp.
Press Release — OrthoLogic Reports Fourth Quarter and Full-Year 2005 Financial Results

Chrysalin (TP508) is a synthetic 23-amino acid peptide that represents the receptor-binding domain of the human thrombin molecule, the naturally occurring agent responsible for blood clotting and initiating the natural healing cascade of cellular events responsible for tissue repair — both soft tissue and bone.
Thrombin acts as a signaling molecule to initiate the early stages of tissue repair. Since all cells contain high-affinity thrombin receptors, it is widely accepted that thrombin plays a larger role in the natural healing cascade than just forming blood clots. Scientists began developing Chrysalin in 1985, when a class of synthetic peptides was developed representing a specific receptor-binding domain of thrombin that activates specific tissue repair signals. Today, OrthoLogic is exclusively developing several drug candidates based on the Chrysalin peptide, which mimic part of the thrombin response without stimulating blood clotting, and therefore have the potential to accelerate the natural healing cascade.
About OrthoLogic
OrthoLogic is a biotechnology company focused on the development and commercialization of the novel synthetic peptide Chrysalin® (TP508) in two lead indications, both of which represent areas of significant unmet medical need — fracture repair and diabetic foot ulcer healing. Based on the Company’s pioneering scientific research of the natural healing cascade, OrthoLogic has become the leading company focused on tissue and bone repair. OrthoLogic is committed to developing a pipeline of novel peptides and other molecules aimed at helping patients with equally under-served conditions. The Company maintains exclusive worldwide rights for Chrysalin. OrthoLogic’s corporate headquarters are in Tempe, Arizona. For more information, please visit the Company’s website: www.orthologic.com.
Forward-Looking Statements
Statements in this press release or otherwise attributable to OrthoLogic regarding our business that are not historical facts are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include the timing and acceptability of FDA filings and the efficacy and marketability of potential products, involve risks and uncertainties that could cause actual results to differ materially from predicted results. These risks include: delays in obtaining or inability to obtain FDA, institutional review board or other regulatory approvals of preclinical or clinical testing; unfavorable outcomes in our preclinical and clinical testing; the development by others of competing technologies and therapeutics that may have greater efficacy or lower cost; delays in obtaining or inability to obtain FDA or other necessary regulatory approval of our products; our inability to successfully and cost effectively develop or outsource manufacturing and marketing of any products we are able to bring to market; changes in FDA or other regulations that affect our ability to obtain regulatory approval of our products, increase our manufacturing costs or limit our ability to market our products; our inability to raise additional capital in the future needed to fund the continued development of our Chrysalin Product Platform; and other factors discussed in our Form 10-K for the fiscal year ended December 31, 2004, our Form 10-Q for the quarter ended September 30, 2005, and other documents we file with the Securities and Exchange Commission.
[Tables follow]

OrthoLogic Corp.
Press Release — OrthoLogic Reports Fourth Quarter and Full-Year 2005 Financial Results

ORTHOLOGIC CORP.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

					As a
	Three months ending		Twelve months ending		Development
	December 31,		December 31,		Stage Company
					8/5/2004 —
Expenses	2005	2004	2005	2004	12/31/2005

Operating Expenses
General and administrative	$1,700	$908	$4,910	$3,306	$6,788
Research and development	6,784	4,953	25,444	17,116	33,524
CPM divestiture and related gains	—	(75)	(250)	(347)	(375)
CBI in process research and development	—	—	—	25,840	25,840

Total operating expenses	8,484	5,786	30,104	45,915	65,777

Interest income, net	734	514	2,640	1,464	3,391

Loss from continuing operations	(7,750)	(5,272)	(27,464)	(44,451)	(62,386)

Income tax Benefit	(96)	(300)	(108)	(642)	(750)

Net loss from continuing operations	(7,654)	(4,972)	(27,356)	(43,809)	(61,636)

Discontinued Operations
Net gain on the sale of the bone device business, net of taxes of $96, $0, $96, ($363), ($267), respectively	154	—	154	2,048	2,202

Net income from discontinued operations	154	—	154	2,048	2,202

Net loss	($7,500)	($4,972)	($27,202)	($41,761)	($59,434)

Per Share Information:
Net Loss from continuing operations
Basic	($0.20)	($0.13)	($0.72)	($1.22)
Diluted	($0.20)	($0.13)	($0.72)	($1.22)
Net Income from discontinued operations
Basic	$0.00	$0.00	$0.00	$0.06
Diluted	$0.00	$0.00	$0.00	$0.06
Net Loss
Basic	($0.20)	($0.13)	($0.72)	($1.16)
Diluted	($0.20)	($0.13)	($0.72)	($1.16)

Basic and diluted shares outstanding	38,073	38,000	38,032	35,899

OrthoLogic Corp.
Press Release — OrthoLogic Reports Fourth Quarter and Full-Year 2005 Financial Results

ORTHOLOGIC CORP.
(A Development Stage Company)
BALANCE SHEETS
(in thousands)
(Unaudited)

	December 31,	December 31,
	2005	2004

Assets
Current assets
Cash and cash equivalents	$35,111	$38,377
Short-term investments	46,437	53,642
Prepaids and other current assets	857	1,053

Total current assets	82,405	93,072

Furniture and equipment, net	525	478
Escrow receivable, net	—	6,828
Long-term investments	2,084	11,558
Deferred income taxes — non-current	1,106	1,106
Trademarks and Patents	2,223	2,142

Total assets	$88,343	$115,184

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$1,036	$833
Accrued compensation	711	648
Accrued property taxes	119	114
Excess space reserve	87	559
Accrued clinical	544	1,236
Accrued severance and other restructuring costs	602	—
Other accrued liabilities	883	727

Total current liabilities	3,982	4,117

Deferred rent and capital lease obligation	65	137
Non current portion of excess space reserve	81	—
Other non-current liabilities	37	—

Total liabilities	4,165	4,254

Stockholders’ Equity

Common Stock $.0005 par value; 100,000,000 and 50,000,000 shares authorized; 38,124,742 and 38,011,642 shares issued and outstanding	19	19
Additional paid-in capital	171,355	170,905
Accumulated deficit	(87,196)	(59,994)

Total stockholders’ equity	84,178	110,930

Total liabilities and stockholders’ equity	$88,343	$115,184